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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountant of Mivnat Holding Ltd., we hereby consent to the incorporation of our report of that company's 1998 financial statements included in this Form 10K, into the company's previously field Registration Statement File No. 33-51023, and No. 55137.


                                                  /s/ Kost, Forer and Gabbay
Tel - Aviv, Israel                                  KOST, FORER and GABBAY
March 27, 2000                             Certified Public Accountants (Israel)